UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2004

Staples, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17586	04-2896127
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

The Compensation Committee of the Board of Directors of Staples, Inc. (the “Company”) has approved the following forms of agreements for certain awards under the Company’s 2004 Stock Incentive Plan (the “Plan”): a form of Non-Qualified Stock Option Agreement, a form of Restricted Stock Award Agreement, a form of Performance Accelerated Restricted Stock Award Agreement, a form of Non-Empoyee Director Stock Option Agreement, and a form of Non-Employee Director Restricted Stock Award Agreement.  These forms of agreements are to be used in connection with awards made under the Plan to the Company’s executive officers and directors.

The full texts of the Plan and the forms of agreements are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and incorporated herein by reference. The foregoing summary is qualified in its entirety by, and should be read in conjunction with, such exhibits.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Staples, Inc.

/s/ Jack VanWoerkom
Date: September 8, 2004	By: Jack VanWoerkom
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2004 Stock Incentive Plan

10.2	Form of Non-Qualified Stock Option Agreement under the Staples, Inc. 2004 Stock Incentive Plan

10.3	Form of Restricted Stock Award Agreement under the Staples, Inc. 2004 Stock Incentive Plan

10.4	Form of Performance Accelerated Restricted Stock Award Agreement under the Staples, Inc. 2004 Stock Incentive Plan

10.5	Form of Non-Employee Director Stock Option Agreement under the Staples, Inc. 2004 Stock Incentive Plan

10.6	Form of Non-Employee Director Restricted Stock Award Agreement under the Staples, Inc. 2004 Stock Incentive Plan